EXHIBIT 20.1

Collegiate Funding Services Education Loan Trust 2003-A
Statement to Note Holders As of and for the period ended: 07/31/03

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however is believed to be accurate to the best of the issuer’s knowledge.

          (i) The amount of principal payments made with respect to each class of Notes during June, 2003:

                                 Class                     Principal Paid
                                  A-1                               $0.00
                                  A-2                               $0.00
                                  A-3                               $0.00
                                  A-4                               $0.00
                                  A-5                               $0.00
                                  A-6                               $0.00
                                  B                                 $0.00

          (ii) The amount of interest payments made with respect to each class of Notes during July, 2003:

                                  Class                     Interest Paid
                                  A-1                               $0.00
                                  A-2                               $0.00
                                  A-3                         $103,695.67
                                  A-4                         $130,919.03
                                  A-5                          $55,300.00
                                  A-6                          $52,995.83
                                  B                            $51,784.64

           (iii) The aggregate principal balance of the Financed Eligible Loans as of the close of business on July 31, 2003:

         Principal Balance of Financed Eligible Loans     $776,949,406.88

          (iv) The aggregate outstanding principal amount of each class of Notes:

                               Class               Principal Outstanding
                                A-1                 $111,434,708.37
                                A-2                 $319,025,000.00
                                A-3                 $116,950,000.00
                                A-4                 $116,950,000.00
                                A-5                 $59,250,000.00
                                A-6                 $59,250,000.00
                                B                   $42,350,000.00
                                Total               $825,209,708.37

          (v) The interest rate for each class of Notes at July 31, 2003 and the next Distribution Date for each class:

                  Class         Interest Rate         Next Distribution Date
                  A-1              1.160%                     9/29/03
                  A-2              1.400%                     9/29/03
                  A-3              1.080%                     8/22/03
                  A-4              1.110%                     8/01/03
                  A-5              1.100%                     8/12/03
                  A-6              1.070%                     8/19/03
                  B                1.190%                     8/01/03

          (vi) The number and principal amount of Financed Eligible Loans that are delinquent or for which claims have been filed with a Guarantee Agency:

                                                                            % of Total Principal
          Delinquencies       Number of Loans   Principal Outstanding            Outstanding
            31-60 Days             908             $17,619,144.97                2.27%
            61-90 Days             465               9,300,452.07                1.20%
           91-120 Days             142               2,590,587.57                0.33%
          121-150 Days             163               3,177,913.75                0.41%
          151-180 Days             149               2,521,994.60                0.32%
          181-210 Days              93               2,019,966.86                0.26%
          211-240 Days              49                 894,534.38                0.12%
        Claims Pending             105               2,201,141.91                0.28%
          Claims Filed              39                 756,741.83                0.10%

           (vii) The total value of the Trust and outstanding principal amount of the Notes as of the close of business on July 31, 2003:

                  Assets
                  Cash & Cash Equivalents                        $13,444,959.86
                  Student Loan Receivables                      $776,949,406.88
                  Reserves                                        $8,252,097.08
                  Accrued Interest Receivable                     $6,001,452.88
                  Other Assets                                    $3,771,312.17
                  Total Assets                                  $808,419,228.87

                  Liabilities
                  Notes Payable
                  Class A-1                                    $111,434,708.37
                  Class A-2                                    $319,025,000.00
                  Class A-3                                    $116,950,000.00
                  Class A-4                                    $116,950,000.00
                  Class A-5                                     $59,250,000.00
                  Class A-6                                     $59,250,000.00
                  Class B                                       $42,350,000.00
                  Total Notes Outstanding                      $825,209,708.37

                  Other Liabilities                              $5,836,038.17